FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       MICHIGAN CONSOLIDATED GAS COMPANY
            (Exact name of registrant as specified in its charter)


                Michigan                               38-0478040
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

 500 Griswold Street, Detroit, Michigan                  48226
(Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                      Name of each exchange on which each
to be so registered:                     class is to be registered:

$55,000,000 6.85% Senior Secured         New York Stock Exchange
Insured Quarterly Notes due 2038

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A
---

Securities to be registered pursuant to Section 12(g) of the Act:  None

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Item 1.  Description of Registrant's Securities to be Registered.

     The material set forth in the section captioned "Description of the Senior Secured Insured Quarterly Notes" in the Registrant's prospectus supplement, dated June 4, 1999, and in the section captioned "Description of the Senior Debt Securities" in the accompanying prospectus, dated June 17, 1998, forming a part of the Registrant's Amendment No. 2 to Form S-3 Registration Statement (Registration No. 333-56333), as filed with the Securities and Exchange Commission on June 4, 1999, is incorporated herein by reference.

Item 2.  Exhibits.

     o Restated Articles of Incorporation of Registrant presently in effect. (Incorporated by reference to Exhibit 3-1 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993.)

     o By-Laws of the Registrant presently in effect. (Incorporated by reference to Exhibit 3-2 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993.)

     o Form of Registrant's Senior Secured Insured Quarterly Notes due 2038. (Incorporated by reference to Exhibit 4-1 filed with the Registrant's Current Report on Form 8-K dated June 14, 1999.)

     o Indenture between the Registrant and Citibank, N.A., as trustee, dated as of June 1, 1998. (Incorporated by reference to Exhibit 4.1 filed with the Registrant's Registration Statement on Form S-3, No. 333-63370.)

     o Indenture of Mortgage and Deed of Trust between the Registrant, Citibank, N.A., as mortgage trustee, and Robert T. Kirchner, as individual trustee, dated as of March 1, 1944. (Incorporated by reference to Exhibit 4.2 filed with the Registrant's Registration Statement on Form S-3, No. 333-63370.)




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References are to Michigan Consolidated Gas Company (File No. 1-7310) for
documents incorporated by reference.


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


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  MICHIGAN CONSOLIDATED GAS COMPANY
                                              (Registrant)


                                  By: /s/ Jack L. Somers
                                      -------------------------------------
                                      Name:   Jack L. Somers
                                      Title:  Assistant Corporate Secretary

Date:  July 26, 2001


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